UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2021

INSMED INCORPORATED
 (Exact Name of Registrant as Specified in Charter)

Virginia	000-30739	54-1972729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 US Highway 202/206
Bridgewater, New Jersey 08807
(Address of Principal Executive Offices, and Zip Code)

(908) 977-9900
Registrant’s Telephone Number, Including Area Code

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INSM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

On February 25, 2021, Insmed Incorporated (the “Company”) entered into a Sales Agreement (the “Agreement”) with SVB Leerink LLC, as agent (“SVB Leerink”), under which the Company may offer and sell its common stock, par value $0.01 per share, from time to time having an aggregate offering price of up to $250,000,000 (the “Shares”) during the term of the Agreement through SVB Leerink, acting as agent. The Company has filed a prospectus supplement relating to the offer and sale of the Shares pursuant to the Agreement. The Shares will be issued pursuant to the Company’s previously filed and effective Registration Statement on Form S-3 (File No. 333-238560), which was initially filed with the Securities and Exchange Commission (the “SEC”) and became automatically effective on May 21, 2020. The Company intends to use the net proceeds from the offering, if any, to fund activities related to the commercialization and development of ARIKAYCE, further research and development of brensocatib, treprostinil palmitil inhalation powder or any of its product candidates, and for other general corporate purposes, including business expansion activities.

The Company is not obligated to sell any Shares pursuant to the Agreement. Subject to the terms and conditions of the Agreement, SVB Leerink will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of The Nasdaq Global Select Market (“Nasdaq”), to sell Shares from time to time based upon the Company’s instructions, including any price, time or size limits or other customary parameters or conditions the Company may impose.

Under the Agreement, SVB Leerink may sell Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, including, without limitation, sales made directly on or through Nasdaq, on or through any other existing trading market for the Shares or to or through a market maker. If expressly authorized by the Company, SVB Leerink may also sell Shares in negotiated transactions.

The Agreement will terminate upon the earlier of (i) the issuance and sale of all of the Shares through SVB Leerink on the terms and subject to the conditions set forth in the Agreement and (ii) termination of the Agreement as otherwise permitted thereby. The Agreement may be terminated at any time by either party upon ten days’ prior notice, or by SVB Leerink at any time in certain circumstances, including the occurrence of a material adverse effect on the Company.

The Company agreed to pay SVB Leerink a commission equal to 3.0% of the gross proceeds from the sales of Shares pursuant to the Agreement.  The Company made certain customary representations, warranties and covenants in the Agreement concerning the Company, the Company’s registration statement and the offering of the Shares, and has agreed to indemnify SVB Leerink against certain liabilities, including liabilities under the Securities Act.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference. The Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of the Agreement and in the context of the specific relationship between the parties. The provisions of the Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Agreement and are not intended as a document for investors and the public to obtain factual information about the Company’s current state of affairs. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

The legal opinion of Hunton Andrews Kurth LLP relating to the Shares is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy Shares, nor shall there be any sale of the Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 2.02          Results of Operations and Financial Condition.

On February 25, 2021, the Company issued a press release regarding its financial results for the three months and fiscal year ended December 31, 2020. A copy of this press release is furnished herewith as Exhibit 99.1 pursuant to this Item 2.02.

The information contained herein, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

5.1	Opinion of Hunton Andrews Kurth LLP.

10.1	Sales Agreement, dated as of February 25 2021, between SVB Leerink LLC and Insmed Incorporated.

23.1	Consent of Hunton Andrews Kurth LLP (included as part of Exhibit 5.1).

99.1	Press Release by Insmed Incorporated on February 25, 2021.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2021	INSMED INCORPORATED

	By:	/s/ Christine Pellizzari
	Name:	Christine Pellizzari
	Title:	Chief Legal Officer